Exhibit 1.4

MEDIUM TERM NOTES, SERIES A
AND OTHER SECURITIES OF BARCLAYS BANK PLC

Amendment to Agency Agreement

December 17, 2007

Ladies and Gentlemen:

1.             General.  You, the undersigned, JPMorgan Chase Bank, National Association (“you” or the “Agent”), and Barclays Bank PLC, a public limited company organized under the laws of England and Wales (“we”, “us” or the “Issuer”), have previously entered into that certain Agency Agreement dated November 20, 2006 (the “Agency Agreement”).

2.             Amendment.  Upon the execution of this Amendment to Agency Agreement by both parties, (i) Section 1 of the Agency Agreement shall be and hereby is amended by inserting the following text in the second last sentence of the second paragraph after the words “Schedule I”:  “, in the case of equity-linked Notes, and Schedule II, in the case of FX-linked and commodities-linked Notes,”, (ii) Section 4(i) of the Agency Agreement shall be and hereby is amended by inserting the following text at the end thereof before the period:  “, in the case of equity-linked Notes, and Schedule II, in the case of FX-linked and commodities-linked Notes”, (iii) Section 8(a) of the Agency Agreement shall be and hereby is amended by deleting “(File No. 333-126811)” therefrom and replacing it with “(File No. 333-145845)” and (iv) the Administrative Procedures attached hereto as Exhibit A shall be and hereby are appended to the Agency Agreement as Schedule II thereto.  As used in the Agency Agreement, as amended by this Amendment to Agency Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereof”, “hereto” and other words of similar import shall mean the Agency Agreement as amended hereby.

3.             Counterparts.  This Amendment to Agency Agreement may be executed and delivered in counterparts, each of which shall be deemed an original.

4.             Governing Law.  This Amendment to Agency Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BARCLAYS BANK PLC

		By:	/s/ Philippe El-Asmar
Name: Philippe El-Asmar
Title: Managing Director

Agreed: December 17, 2007

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
ACTING THROUGH ITS “PRIVATE BANK”
AND “PRIVATE CLIENT SERVICES”

By:	/s/ Rebecca H. Patterson
Name: Rebecca H. Patterson
Title: Global Head, Foreign Exchange, JP Morgan Private Bank

Exhibit A

Administrative Procedures